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                                                                 Exhibit 10.1.12


                               AMENDMENT AGREEMENT

                  AMENDMENT AGREEMENT, dated as of October 31, 2001 (this "Agreement"), to the Amended and Restated Credit Agreement, dated as of May 1, 1998 (as heretofore amended and supplemented and as it in the future may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), by and among Millbrook Distribution Services Inc., a Delaware corporation ("Millbrook"), The B. Manischewitz Company, LLC, a Delaware limited liability company ("Manischewitz" and, together with Millbrook, the "Borrowers"), the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) to the Credit Agreement, The Chase Manhattan Bank, as administrative and collateral agent (in such capacity, the "Agent") for the Lenders, and Bank of America, N.A., as co-agent and documentation agent.

                  WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 4 of this Agreement, the Credit Agreement is hereby amended as follows:

         (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in the correct alphabetical order:

                                    "'Appraised Value' shall mean, with respect
                           to the Harrison, Arkansas property, $8,500,000, the Vineland, New Jersey property, $1,420,000, and the Jersey City, New Jersey property, $6,500,000.

                                    'Availability Period' shall mean the period
                           commencing on November 1, 2001 through and including April 29, 2003.

                                    'Eligible Real Property' shall mean,
                           collectively, the real property owned by the Borrowers as of the date hereof and located in Harrison, Arkansas, Vineland, New Jersey and Jersey City, New Jersey, provided, that none of the foregoing items of real property shall be deemed to be Eligible Real Property unless the Agent (on behalf of the Lenders) possesses a valid first mortgage in such item of real property as security for payment of the Obligations."


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         (b) The last paragraph of the definition of "Interest Margin" contained in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

                           "Notwithstanding the foregoing, on October ___, 2001 and until the third Business Day following the day the Administrative Agent receives the financial statements required under Section 6.05(a) for the Fiscal Year ending March 31, 2002 and the related compliance certificate required by Section 6.05(e) demonstrating compliance with the terms and provisions of this Agreement, the LIBO Rate Interest Margin for Revolving Credit Eurodollar Loans shall be 3.25% and for Term Eurodollar Loans shall be 3.50%, and the Alternate Base Rate Interest Margin for Revolving Credit Alternate Base Loans shall be 1.25% and for Term Alternate Base Loans shall be 1.50%; each shall thereafter be adjusted in accordance with the provisions hereof."

         (c) The definition of "Required Lenders" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "'Required Lenders' shall mean (x) during the Availability Period, four (4) out of the five (5) Lenders and (y) at all other times, Lenders having 51% or more of the Total Commitment, provided, however, that with respect to any amendment (to this Agreement or any of the other Loan Documents) requested in connection with the exchange offer of the Senior Notes and/or the Interest Reserve Notes currently contemplated, 'Required Lenders' shall mean Lenders having 100% of the Total Commitment."

         (d) The definition of "Revolving Credit Termination Date" contained in
         Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "March 31, 2003" and substituting "September 30, 2003" therefor.


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         (e) The second sentence of Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "(b) Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed (1) the lesser of (A) the Total Revolving Credit Commitment and (B) an amount equal to the sum of (i) up to eighty-five percent (85%) of the Net Amount of Eligible Millbrook Receivables, plus (ii) the lesser of (a) $60,000,000 and (b) up to sixty-five percent (65%) of the Net Amount of Eligible Millbrook Inventory, plus (iii) up to sixty-five percent (65%) of the Net Amount of Eligible Manischewitz Inventory, plus (iv) up to eighty-five percent (85%) of the Net Amount of Eligible Manischewitz Receivables,

"plus, during the Availability Period, (v) the lesser of (A) $10,000,000 or (B) up to 70% of the Appraised Value of the Eligible Real Property (this clause
(1)(B) referred to herein as the "Borrowing Base") minus (2) the Letter of Credit Usage at such time (not to exceed $10,000,000 at any time)."

         (f) Section 6.05(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(m) (x) on October 30, 2001, a certificate
                           of a Responsible Officer of the Borrowers, certifying that to the best of his or her knowledge no Default or Event of Default has occurred and is continuing for the fiscal period ended September 30, 2001 and
                           (y) on November 15, 2001, a certificate of a Responsible Officer of the Borrowers, recertifying that to the best of his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance with the covenants set forth in Sections 7.09 hereof) for the fiscal period ended September 30, 2001."

         (g) Section 7.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "SECTION 7.08. Debt Service Coverage Ratio.
                           Permit the Debt Service Coverage Ratio of the Borrowers and their subsidiaries to be less than 1.05:1.00 at September 30, 2002 and at the end of each fiscal quarter thereafter."


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         (h) Section 7.09(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(b) EBITDA. Permit EBITDA of the Borrowers
                           and their subsidiaries for the twelve month period ending on the dates set forth below to be less than the respective amounts set forth below opposite such dates:

                       Twelve Month Period Ending               Minimum EBITDA
                       --------------------------               --------------

                           September 30, 2001                    $18,000,000

                           December 31, 2001                     $18,500,000

                           March 31, 2002                        $18,500,000

                           June 30, 2002                         $18,500,000

         (i) Section 7.09(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(c) Availability.

                  (i) Permit (x) the average Availability, as determined by the Agent on or about October 26, 2001, for the period commencing (and including) August 24, 2001 through and including October 25, 2001, to be less than $5,500,000; and (y) Availability on October 30, 2001 to be less than $5,500,000 (based upon the most current information supplied by the Borrowers to the Agent and the Lenders);

                  (ii) Permit (x) the average Availability, as determined by the Agent on or about April 29, 2002, for the period commencing (and including) March 1, 2002 through and including April 26, 2002, to be less than $10,000,000; and (y) Availability on April 29, 2002 to be less than $10,000,000 (based upon the most current information supplied by the Borrowers to the Agent and the Lenders); and

                  (iii) Permit (x) the average Availability, as determined by the Agent on or about October 29, 2002, for the period commencing (and including) September 2, 2002 through and including October 29, 2002, to be less than $7,500,000; and
                  (y) Availability on October 30, 2002 to be less than $7,500,000 (based upon the most current information supplied by the Borrowers to the Agent and the Lenders)."


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3. Representations and Warranties. The Borrowers hereby represent and warrant as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

         (a) All representations and warranties made by the Borrowers in Article IV of the Credit Agreement and each of the other Loan Documents, after taking into account the effect of this Agreement, are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

         (b) Each Borrower has the requisite power to execute, deliver and carry out the terms and provisions of this Agreement.

         (c) This Agreement has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers, and is enforceable against the Borrowers in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.

         (d) After giving effect to this Agreement, no event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the Credit Agreement.

4. Conditions Precedent. Notwithstanding any term or provision of this Agreement to the contrary, Paragraph 2 hereof shall not become effective until:

         (a) the Agent shall have received counterparts of this Agreement, duly executed and delivered on behalf of the Borrowers, the Agent and the Lenders;

         (b) the Agent shall have received a written opinion of Jenkens & Gilchrist Parker Chapin LLP, counsel for the Borrowers, covering such matters as requested by the Agent and its counsel (including, without limitation, an opinion that the approval of the holders of the Senior Notes and the Interest Reserve Notes is not required for the transactions contemplated by this Agreement) and otherwise in form and substance reasonably satisfactory to the Agent and its counsel;

         (c) the Agent shall have received evidence that all approvals (if required) by the holders of the Senior Notes and the Interest Reserve Notes to the transactions contemplated by this Agreement shall have been received;

         (d) the Agent shall have received draft appraisals in form and substance reasonably satisfactory to the Agent with respect to each of the real property owned by the Borrowers and located in Harrison, Arkansas, Vineland, New Jersey and Jersey City, New Jersey, dated on or about October 24, 2001, with respect to the Harrison, Arkansas real property, October 26, 2001, with respect to the Jersey City, New Jersey property and October 17, 2001, with respect to the Vineland, New Jersey real property, which appraisals shall be conducted by appraisers reasonably satisfactory to the Agent and which, in each case, shall be in compliance with the requirements of FIRREA and applicable regulations;


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         (e) the Agent shall have received the results of a Phase I environmental audit with respect to each of the real property owned by the Borrowers and located in Harrison, Arkansas, Vineland, New Jersey and Jersey City, New Jersey conducted by a firm reasonably satisfactory to the Agent and the Lenders, and the scope, methodology and results of such environmental audit shall be reasonably satisfactory to the Agent in all respects;

         (f) the Agent shall have received mortgages with respect to each of the real property owned by the Borrowers and located in Harrison, Arkansas, Vineland, New Jersey and Jersey City, New Jersey, together with an A.L.T.A. mortgage policy of title insurance or a binder issued by a title insurance company reasonably satisfactory to the Agent and in an amount reasonably satisfactory to the Agent, flood insurance, if required by the Agent and an A.L.T.A. survey and surveyor's certification, in each case in form, scope and amount reasonably satisfactory in all respects to the Agent;

         (g) the Agent shall have received opinions of counsel with respect to such matters as requested by the Agent and its counsel with respect to the mortgages referred to above and otherwise in form and substance reasonably satisfactory to the Agent and its counsel;

         (h) the Agent shall have received an amended and restated Pledge Agreement in form and substance reasonably satisfactory to the Agent, together with such other pledge agreements, documents, financing statements and instruments necessary to effectuate the perfection of the Agent's (on behalf of the Lenders) lien on 100% of the membership interests in Manischewitz;

         (i) the Agent shall have received an amended and restated Security Agreement (Manischewitz) in form and substance reasonably satisfactory to the Agent, together with such other documents, financing statements and instruments necessary to effectuate the perfection of the Agent's (on behalf of the Lenders) lien on Eligible Real Property and machinery and equipment of Manischewitz;

         (j) the Agent shall have received the results of a search of the Uniform Commercial Code filings made with respect to Manischewitz in the jurisdictions in which such Borrower is doing business and/or in which any Collateral is located;

         (k) the Borrowers shall have paid a fee equal to $35,000 to each Lender; and

         (l) the Agent shall have received such other documents as the Lenders or the Agent or the Agent's counsel shall reasonably deem necessary.

5. Fees and Expenses of Agent. The Borrowers agree to pay all reasonable fees and out-of-pocket expenses incurred by the Agent in connection with the preparation and negotiation of this Agreement, including, without limitation, fees incurred in connection with any field examinations, appraisals, environmental audits and the reasonable fees and out-of-pocket expenses of counsel to the Agent.

6. Conditions Subsequent. Within 60 days of the date hereof, the Borrowers shall
(i) cause an appraisal to be performed (or otherwise permit an appraisal to be performed) with respect to the equipment which is subject to the amended and restated Security Agreement referred to in Section 4(i) above, such appraisal to be performed by an appraiser reasonably satisfactory to the Agent and the Lenders and (ii) deliver the results thereof to the Agent (with copies for each of the Lenders). The Borrowers agree to pay all reasonable fees and out-of-pocket expenses incurred by the Agent in connection with such appraisal.


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7. References to Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the Credit Agreement and the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Paragraph 4 hereof, the Credit Agreement as amended by this Agreement.

8. Continued Effectiveness. Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement or any of the other Loan Documents, except as expressly provided for hereby, and each of the parties hereto agrees that, as amended by this Agreement, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect from and after the date of this Agreement.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).



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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  MILLBROOK DISTRIBUTION SERVICES INC.


                                  By: /s/ Richard A. Bernstein
                                      ------------------------------------------
                                         Name:  Richard A. Bernstein
                                         Title: Chairman

                                  THE B. MANISCHEWITZ COMPANY, LLC


                                  By: Richard A. Bernstein, its managing member


                                  /s/ Richard A. Bernstein
                                  ----------------------------------------------
                                  Richard A. Bernstein

                                  JPMORGAN CHASE BANK, as Agent and Lender


                                  By: /s/ Michael J. Miller
                                      ------------------------------------------
                                         Name:  Michael J. Miller
                                         Title: Vice President

                                  BANK OF AMERICA, N.A., as Co-Agent and Lender


                                  By: /s/ Frank Palmieri
                                      ------------------------------------------
                                         Name:  Frank Palmieri
                                         Title: Vice President


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                                  FLEET BUSINESS CREDIT, LLC, as Lender


                                  By: /s/ Michael Kerneklian
                                      ------------------------------------------
                                        Name:  Michael Kerneklian
                                        Title: Vice President

                                  PNC BANK, NATIONAL ASSOCIATION, as Lender


                                  By: /s/ Kenneth Kaestner
                                      ------------------------------------------
                                        Name:  Kenneth Kaestner
                                        Title: Vice President

                                  LASALLE BUSINESS CREDIT CORPORATION, as Lender


                                  By: /s/ Thomas F. Furst
                                      ------------------------------------------
                                        Name:  Thomas F. Furst
                                        Title: Vice President